Exhibit 99.1

REXFORD INDUSTRIAL announces second QUARTER 2015 financial RESULTS

– Reports Recurring FFO of $0.20 Per Diluted Share –

– Same Property NOI Up 6.2% Compared to Second Quarter 2014 –

– Stabilized Same Property Portfolio Occupancy At 94%, Up 360 Basis Points Year-Over-Year –

Los Angeles, California – August 5, 2015 – Rexford Industrial Realty, Inc. (the “Company” or “Rexford Industrial”) (NYSE: REXR), a real estate investment trust (“REIT”) that specializes in acquiring, owning and operating industrial properties located in Southern California infill markets, today announced financial results for the second quarter 2015.

Second Quarter 2015 Financial and Operational Highlights:

•	Reported Recurring Funds From Operations (FFO) of $0.20 per diluted share for the quarter ended June 30, 2015. Adjusting for non-recurring items, FFO was $0.19 per diluted share.
•	Total rental revenues of $22.4 million increased 52.5% year-over-year. Property Net Operating Income (NOI) of $16.4 million increased 55.1% year-over-year.
•	Signed new and renewal leases totaling 725,714 square feet. Rental rates on new and renewal leases were 15.4% higher than prior rents on a GAAP basis and 7.0% higher on a cash basis.
•

Stabilized Same Property Portfolio occupancy was 94.0%, an increase of 360 basis points year-over-year. Total Same Property Portfolio occupancy was 92.6%, an increase of 230 basis points year-over-year.

•	At June 30, 2015, the consolidated portfolio, inclusive of value-add acquisitions and redevelopment activity, was 88.4% occupied, a decrease of 210 bps year-over-year.
•

Same Property Portfolio NOI increased 6.2% in the second quarter of 2015 compared to the second quarter of 2014, driven by a 5.5% increase in Same Property Portfolio total rental revenue and a 3.8% increase in Same Property Portfolio operating expenses. Same Property Portfolio Cash NOI increased 8.0% compared to the second quarter 2014.

•

During the second quarter 2015, the Company acquired five industrial properties for an aggregate cost of $58.9 million. Year to date, including properties acquired after the end of the second quarter 2015, the Company has acquired 10 properties for an aggregate cost of $128.2 million.

“The second quarter of 2015 represented another strong quarter for Rexford, as we leased more than 700,000 square feet for the second quarter in a row at favorable re-leasing spreads, and we pushed our stabilized same property portfolio occupancy to 94%,” stated Michael Frankel and Howard Schwimmer, Rexford Industrial’s Co-Chief Executive Officers.  “Additionally, we continued to capitalize on our deep market presence, strong balance sheet, and extensive sourcing methods to add another $76 million dollars of high-quality, in-fill industrial properties to our portfolio since the start of the second quarter.  As we move into the second half of 2015, we believe we are well positioned to continue to drive strong performance across our platform.”

Financial Results:

The Company reported net income of $0.2 million (net income of $0.2 million before non-controlling interests), for the three months ended June 30, 2015. This compares to net income of $0.1 million (net income $0.1 million before non-controlling interests) for the three months ending June 30, 2014.

The Company reported net income of $0.3 million (net income of $0.3 million before non-controlling interests) for the six months ended June 30, 2015, compared to net income of $1.4 million (net income of $1.5 million before non-controlling interests) for the six months ended June 30, 2014.

The Company reported Company share of Recurring FFO of $11.1 million, or $0.20 per diluted share of common stock, for the three months ended June 30, 2015. This compares to Company share of Recurring FFO of $6.1 million, or $0.24 per diluted share of common stock, for the three months ending June 30, 2014.  Including non-recurring expenses and acquisition expenses of $0.9 million incurred during the second quarter, Company share of FFO was $10.2 million, or $0.19 per diluted share of common stock.

For the six months ended June 30, 2015, Rexford reported Company share of Recurring FFO of $21.2 million, or $0.40 per diluted share of common stock, compared to Company share of Recurring FFO of $11.3 million, or $0.45 per diluted share of common stock, for the six months ended June 30, 2014.  Adjusting for non-recurring expenses and acquisition expenses of $1.5 million incurred during the first six months of 2015, Company share of FFO was $19.7 million, or $0.37 per diluted share of common stock.

Operating Results:

For the three months ended June 30, 2015, the Company’s Same Property Portfolio NOI increased 6.2% compared to the second quarter of 2014, driven by a 5.5% increase in Same Property Portfolio total rental revenue, and a 3.8% increase in Same Property Portfolio expenses. Same Property Portfolio Cash NOI increased 8.0% compared to the second quarter 2014.

In the second quarter, the Company signed 142 new and renewal leases in its consolidated portfolio, totaling 725,714 square feet. Average rental rates on comparable new and renewal leases were up 15.4% on a GAAP basis and up 7.0% on a cash basis. The Company signed 57 new leases for 283,695 square feet, with GAAP rents up 14.4% compared to the prior in place leases. The Company signed 85 renewal leases for 442,019 square feet, with GAAP rents up 15.9% compared to the prior in place leases. For the 57 new leases, cash rents were up 7.1%, and for the 85 renewal leases, cash rents were up 6.9%, compared to the ending cash rents for the prior leases.

The Company has included in a supplemental information package the detailed results and operating statistics that reflect the activities of the Company for the three months ended June 30, 2015. See below for information regarding the supplemental information package.

Transaction Activity:

In the second quarter 2015, the Company acquired five industrial properties in off-market transactions for an aggregate cost of $58.9 million, as detailed below.

In April 2015, the Company acquired 9615 Norwalk Boulevard, a 10.26 acre paved land storage facility in Santa Fe Springs within the Mid-Counties (Los Angeles) submarket, for approximately $9.6 million, or approximately $22 per square foot of land.

In May 2015, the Company acquired 16221 Arthur Street, a 61,372 square foot building in Cerritos within the Mid-Counties (Los Angeles) submarket, for approximately $5.8 million, or approximately $94 per square foot.

In May 2015, the Company acquired 2588-2605 Industry Way, a two-building industrial portfolio containing 164,662 square feet in Lynwood within the Los Angeles – South Bay submarket, for $22.0 million, or approximately $134 per square foot.

In May 2015, the Company acquired 425 Hacienda Boulevard, a 51,823 square foot industrial property in City of Industry within the San Gabriel Valley submarket, for $7.0 million, or approximately $135 per square foot.

In June 2015, the Company acquired 6700 Alameda Street, a 78,280 square foot cold storage facility in Huntington Park within the Los Angeles - Central submarket, for $14.5 million, or approximately $185 per square foot.

Balance Sheet:

At June 30, 2015, the Company had $296.7 million of outstanding debt, with an average interest rate of 2.017% and an average term-to-maturity of 3.2 years. As of June 30, 2015, $30 million of the Company’s floating-rate debt has been effectively fixed at 3.726% through the use of an interest rate swap.  As a result, approximately $38.5 million, or 13%, of outstanding debt was fixed-rate with an average interest rate of 4.15% and an average term-to-maturity of 4.8 years, and the remaining $258.3 million, or 87%, of outstanding debt was floating-rate, with an average interest rate of LIBOR+1.51% and an average term-to-maturity of 2.9 years.

In addition to the swap noted above, the Company has another three forward interest rate swaps that will effectively fix an additional $130 million of floating rate debt as follows: (i) $30 million at 3.91% from 7/15/15 to 2/15/19, (ii) $50 million at 1.79% plus the applicable term loan facility margin from 8/14/15 to 12/14/18, and (iii) $50 million at 2.005% plus the applicable term loan facility margin from 2/16/16 to 12/14/18. If all of these swaps were effective as of June 30, 2015, the Company’s consolidated debt would be 57% fixed-rate and 43% variable-rate.

Subsequent to the end of the second quarter, the Company entered into an agreement to issue $100 million of 10-year senior guaranteed notes through a private placement.  The notes are expected to be issued on August 6, 2015, and carry a fixed annual interest rate of 4.29%  The Company intends to use the net proceeds from the issuance of the notes for the repayment of existing secured indebtedness and for general corporate purposes.

Supplemental Information:

Details regarding these results can be found in the Company’s supplemental financial package available on the Company’s investor relations website at www.ir.rexfordindustrial.com.

Earnings Release, Investor Conference Webcast and Conference Call:

The Company will host a webcast and conference call on Wednesday August 5, 2015 at 5:00 p.m. Eastern time to review second quarter results and discuss recent events. The live webcast will be available on the Company’s investor relations website at www.ir.rexfordindustrial.com. To participate in the call, please dial 877-407-0789 (domestic) or 201-689-8562 (international). A replay of the conference call will be available through September 5, 2015, by dialing 877-870-5176 (domestic) or 858-384-5517 (international) and entering the pass code 13614661.

About Rexford Industrial:

Rexford Industrial is a real estate investment trust focused on owning and operating industrial properties in Southern California infill markets. The Company owns interests in 109 properties with approximately 10.8 million rentable square feet and manages an additional 19 properties with approximately 1.2 million rentable square feet.

For additional information, visit www.rexfordindustrial.com.

Forward Looking Statements:

This press release may contain forward-looking statements within the meaning of the federal securities laws, which are based on current expectations, forecasts and assumptions that involve risks and uncertainties that could cause actual outcomes and results to differ materially. Forward-looking statements relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts. In some cases, you can identify forward-looking statements by the use of forward-looking terminology such as "may," "will," "should," "expects," "intends," "plans," "anticipates," "believes," "estimates," "predicts," or "potential" or the negative of these words and phrases or similar words or phrases which are predictions of or indicate future events or trends and which do not relate solely to historical matters. While forward-looking statements reflect the Company's good faith beliefs, assumptions and expectations, they are not guarantees of future performance. For a further discussion of these and other factors that could cause the Company's future results to differ materially from any forward-looking statements, see the reports and other filings by the Company with the U.S. Securities and Exchange Commission, including the Company’s Annual Report on Form 10-K for the year ended December 31, 2014. The Company disclaims any obligation to publicly update or revise any forward-looking statement to reflect changes in underlying assumptions or factors, of new information, data or methods, future events or other changes.

Definitions / Discussion of Non-GAAP Financial Measures:

Funds from Operations (FFO): We calculate FFO before non-controlling interest in accordance with the standards established by the National Association of Real Estate Investment Trusts (“NAREIT”). FFO represents net income (loss) (computed in accordance with GAAP), excluding gains (or losses) from sales of depreciable operating property, real estate related depreciation and amortization (excluding amortization of deferred financing costs) and after adjustments for unconsolidated partnerships and joint ventures. Management uses FFO as a supplemental performance measure because, in excluding real estate related depreciation and amortization, gains and losses from property dispositions, other than temporary impairments of unconsolidated real estate entities, and impairment on our investment in real estate, it provides a performance measure that, when compared year over year, captures trends in occupancy rates, rental rates and operating costs. We also believe that, as a widely recognized measure of performance used by other REITs, FFO may be used by investors as a basis to compare our operating performance with that of other REITs. However, because FFO excludes depreciation and amortization and captures neither the changes in the value of our properties that result from use or market conditions nor the level of capital expenditures and leasing commissions necessary to maintain the operating performance of our properties, all of which have real economic effects and could materially impact our results from operations, the utility of FFO as a measure of our performance is limited. Other equity REITs may not calculate or interpret FFO in accordance with the NAREIT definition as we do, and, accordingly, our FFO may not be comparable to such other REITs’ FFO. FFO should not be used as a measure of our liquidity, and is not indicative of funds available for our cash needs, including our ability to pay dividends. A reconciliation of FFO to net income, the nearest GAAP equivalent, is set forth below.

Recurring Funds from Operations (Recurring FFO): We calculate Recurring FFO by adjusting FFO to exclude the effect of non-recurring expenses and acquisition expenses. A reconciliation of FFO to Recurring FFO is set forth below.

Net Operating Income (NOI): Includes the revenue and expense directly attributable to our real estate properties calculated in accordance with GAAP. Calculated as total revenue from real estate operations including i) rental revenues ii) tenant reimbursements, and iii) other income less property expenses (before interest expense, depreciation and amortization). We use NOI as a supplemental performance measure because, in excluding real estate depreciation and amortization expense and gains (or losses) from property dispositions, it provides a performance measure that, when compared year over year, captures trends in occupancy rates, rental rates and operating costs. We also believe that NOI will be useful to investors as a basis to compare our operating performance with that of other REITs. However, because NOI excludes depreciation and amortization expense and captures neither the changes in the value of our properties that result from use or market conditions, nor the level of capital expenditures and leasing commissions necessary to maintain the operating performance of our properties (all of which have real economic effect and could materially impact our results from operations), the utility of NOI as a measure of our performance is limited. Other equity REITs may not calculate NOI in a similar manner and, accordingly, our NOI may not be comparable to such other REITs’ NOI. Accordingly, NOI should be considered only as a supplement to net income as a measure of our performance. NOI should not be used as a measure of our liquidity, nor is it indicative of funds available to fund our cash needs.

NOI should not be used as a substitute for cash flow from operating activities in accordance with GAAP. We use NOI to help evaluate the performance of the Company as a whole, as well as the performance of our Same Property Portfolio. A calculation of NOI for our Same Property Portfolio, as well as a reconciliation of NOI for our Same Property Portfolio to net income for our Same Property Portfolio, is set forth below.

Cash NOI: Cash NOI is a non-GAAP measure, which we calculate by adding or subtracting from NOI i) fair value lease revenue and ii) straight-line rent adjustment. We use Cash NOI, together with NOI, as a supplemental performance measure. Cash NOI should not be used as a measure of our liquidity, nor is it indicative of funds available to fund our cash needs. Cash NOI should not be used as a substitute for cash flow from operating activities computed in accordance with GAAP. We use Cash NOI to help evaluate the performance of the Company as a whole, as well as the performance of our Same Property Portfolio. A calculation of Cash NOI for our Same Property Portfolio, as well as a reconciliation of Cash NOI for our Same Property Portfolio to net income for our Same Property Portfolio, is set forth below.

Same Property Portfolio: Our Same Property Portfolio is a subset of our consolidated portfolio and includes properties that were wholly-owned by us as of January 1, 2014 and still owned by us as of June 30, 2015. Therefore, we excluded from our Same Properties Portfolio any properties that were acquired or sold during the period from January 1, 2014 through June 30, 2015. The Company’s computation of same property performance may not be comparable to other REITs.

Stabilized Same Property Portfolio: Our Stabilized Same Property Portfolio represents the properties included in our Same Property Portfolio, adjusted to exclude spaces that were under repositioning. As of June 30, 2015, spaces aggregating 90,074 square feet were under repositioning.

Contact:

Investor Relations:

Stephen Swett

424 256 2153 ext 401

investorrelations@rexfordindustrial.com

Rexford Industrial Realty, Inc.

Consolidated Balance Sheets (Unaudited)

	June 30, 2015	December 31, 2014

ASSETS
Land	$420,349,000	$368,033,000
Buildings and improvements	599,359,000	540,837,000
Tenant improvements	25,008,000	21,404,000
Furniture, fixtures, and equipment	188,000	188,000
Total real estate held for investment	1,044,904,000	930,462,000
Accumulated depreciation	(89,539,000)	(76,884,000)
Investments in real estate, net	955,365,000	853,578,000
Cash and cash equivalents	9,988,000	8,606,000
Note receivable	13,137,000	13,137,000
Rents and other receivables, net	2,210,000	1,812,000
Deferred rent receivable, net	6,067,000	5,165,000
Deferred leasing costs, net	4,526,000	3,608,000
Deferred loan costs, net	1,745,000	2,045,000
Acquired lease intangible assets, net	28,580,000	28,136,000
Acquired indefinite-lived intangible	5,271,000	5,271,000
Other assets	5,221,000	4,699,000
Acquisition related deposits	1,400,000	2,110,000
Investment in unconsolidated real estate entities	4,018,000	4,018,000
Total Assets	$1,037,528,000	$932,185,000
LIABILITIES & EQUITY
Liabilities
Notes payable	$296,333,000	$356,362,000
Interest rate swap liability	2,960,000	1,402,000
Accounts payable, accrued expenses and other liabilities	9,257,000	10,053,000
Dividends payable	6,655,000	5,244,000
Acquired lease intangible liabilities, net	2,579,000	3,016,000
Tenant security deposits	9,711,000	8,768,000
Prepaid rents	2,517,000	1,463,000
Total Liabilities	330,012,000	386,308,000
Equity
Rexford Industrial Realty, Inc. stockholders' equity
Common Stock, $0.01 par value 490,000,000 authorized and 55,459,295 and 43,702,442 outstanding as of June 30, 2015 and December 31, 2014, respectively	550,000	434,000
Additional paid in capital	720,583,000	542,318,000
Cumulative distributions in excess of earnings	(34,702,000)	(21,673,000)
Accumulated other comprehensive income	(2,847,000)	(1,331,000)
Total stockholders' equity	683,584,000	519,748,000
Noncontrolling interests	23,932,000	26,129,000
Total Equity	707,516,000	545,877,000
Total Liabilities and Equity	$1,037,528,000	$932,185,000

Rexford Industrial Realty, Inc.

Consolidated Statements of Operations (Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2015	2014	2015	2014
RENTAL REVENUES
Rental income	$19,275,000	$12,773,000	$37,832,000	$24,401,000
Tenant reimbursements	2,844,000	1,681,000	5,028,000	3,192,000
Management, leasing and development services	161,000	249,000	293,000	483,000
Other income	162,000	15,000	352,000	57,000
TOTAL RENTAL REVENUES	22,442,000	14,718,000	43,505,000	28,133,000
Interest income	280,000	278,000	557,000	554,000
TOTAL REVENUES	22,722,000	14,996,000	44,062,000	28,687,000
OPERATING EXPENSES
Property expenses	5,874,000	3,892,000	11,645,000	8,026,000
General and administrative	3,740,000	2,780,000	7,286,000	5,385,000
Depreciation and amortization	10,490,000	6,003,000	20,374,000	12,133,000
TOTAL OPERATING EXPENSES	20,104,000	12,675,000	39,305,000	25,544,000
OTHER EXPENSE
Acquisition expenses	847,000	652,000	1,080,000	985,000
Interest expense	1,658,000	1,537,000	3,484,000	2,788,000
TOTAL OTHER EXPENSE	2,505,000	2,189,000	4,564,000	3,773,000
TOTAL EXPENSES	22,609,000	14,864,000	43,869,000	29,317,000
Equity in income (loss) from unconsolidated real estate entities	12,000	(51,000)	13,000	(6,000)
Gain on extinguishment of debt	71,000	-	71,000	-
NET INCOME (LOSS) FROM CONTINUING OPERATIONS	196,000	81,000	277,000	(636,000)
DISCONTINUED OPERATIONS
Income from discontinued operations before gain on sale of real estate	-	-	-	21,000
Gain on sale of real estate	-	-	-	2,125,000
INCOME FROM DISCONTINUED OPERATIONS	-	-	-	2,146,000
NET INCOME	$196,000	$81,000	$277,000	$1,510,000

NET INCOME ATTRIBUTABLE TO:
Rexford Industrial Realty, Inc. common stockholders	$139,000	$49,000	$166,000	$1,310,000
Noncontrolling interests	8,000	8,000	12,000	160,000
Participating securities	49,000	24,000	99,000	40,000
NET INCOME	$196,000	$81,000	$277,000	$1,510,000

Net income available to common stockholders per share - basic and diluted	$0.00	$0.00	$0.00	$0.05
Weighted average shares of common stock outstanding - basic and diluted	54,963,093	25,419,757	52,835,132	25,419,588

Rexford Industrial Realty, Inc.

Same Property Portfolio Statements of Operations and NOI Reconciliation (Unaudited and in thousands)

Same Property Portfolio Statement of Operations:

	Three Months Ended June 30,				Six Months Ended June 30,
	2015	2014	$ Change	% Change	2015	2014	$ Change	% Change
Rental Revenues
Rental income	$11,982	$11,505	$477	4.1%	$23,735	$22,655	$1,080	4.8%
Tenant reimbursements	1,665	1,489	176	11.8%	3,073	2,964	109	3.7%
Other operating revenues	86	19	67	352.6%	123	56	67	119.6%
Total Rental Revenues	13,733	13,013	720	5.5%	26,931	25,675	1,256	4.9%
Interest income	280	278	2	0.7%	557	554	3	0.5%
Total Revenues	14,013	13,291	722	5.4%	27,488	26,229	1,259	4.8%
Operating Expenses
Property expenses	3,667	3,532	135	3.8%	7,391	7,393	(2)	(0.0%)
Depreciation and amortization	4,708	5,279	(571)	(10.8%)	9,334	11,022	(1,688)	(15.3%)
Total Operating Expenses	8,375	8,811	(436)	(4.9%)	16,725	18,415	(1,690)	(9.2%)
Other Expense
Interest expense	235	294	(59)	(20.1%)	471	583	(112)	(19.2%)
Total Other Expense	235	294	(59)	(20.1%)	471	583	(112)	(19.2%)
Total Expenses	8,610	9,105	(495)	(5.4%)	17,196	18,998	(1,802)	(9.5%)
Net Income	$5,403	$4,186	$1,217	29.1%	$10,292	$7,231	$3,061	(42.3%)

Same Property Portfolio NOI Reconciliation:

	Three Months Ended June 30,				Six Months Ended June 30,
NOI	2015	2014	$ Change	% Change	2015	2014	$ Change	% Change
Net Income	$5,403	$4,186			$10,292	$7,231
Add:
Interest expense	235	294			471	583
Depreciation and amortization	4,708	5,279			9,334	11,022
Deduct:
Interest income	280	278			557	554
NOI	10,066	9,481	585	6.2%	19,540	18,282	$1,258	6.9%
Straight-line rents	(160)	(359)			(258)	(493)
Amort. above/below market leases	51	99			108	198
Cash NOI	$9,957	$9,221	$736	8.0%	$19,390	$17,987	$1,403	7.8%

.

Same Property Portfolio NOI Reconciliation Continued:

	Three Months Ended June 30,				Six Months Ended June 30,
	2015	2014	$ Change	% Change	2015	2014	$ Change	% Change
Rental income	$11,982	$11,505	$477	4.1%	$23,735	$22,655	$1,080	4.8%
Tenant reimbursements	1,665	1,489	176	11.8%	3,073	2,964	109	3.7%
Other operating revenues	86	19	67	352.6%	123	56	67	119.6%
Total rental revenues	13,733	13,013	720	5.5%	26,931	25,675	1,256	4.9%

Property expenses	3,667	3,532	135	3.8%	7,391	7,393	(2)	(0.0%)
NOI	$10,066	$9,481	$585	6.2%	$19,540	$18,282	$1,258	6.9%

Straight-line rents	(160)	(359)	199	(55.4%)	(258)	(493)	235	(47.7%)
Amort. above/below market leases	51	99	(48)	(48.5%)	108	198	(90)	(45.5%)
Cash NOI	$9,957	$9,221	$736	8.0%	$19,390	$17,987	$1,403	7.8%

Same Property Portfolio Occupancy:

	June 30, 2015			June 30, 2014			% Change
Occupancy:	Same Property Portfolio	Stabilized Same Property Portfolio(1)		Same Property Portfolio	Stabilized Same Property Portfolio(1)		Same Property Portfolio	Stabilized Same Property Portfolio
Los Angeles County	94.6%	97.3%		92.6%	92.9%		2.0%	4.4%
Orange County	94.5%	94.5%		95.8%	95.8%		-1.3%	-1.3%
San Bernardino County	95.4%	95.4%		86.1%	86.1%		9.3%	9.3%
Ventura County	91.1%	91.1%		88.5%	88.5%		2.6%	2.6%
San Diego County	81.6%	81.6%		80.3%	80.3%		1.3%	1.3%
Total/Weighted Average	92.6%	94.0%		90.3%	90.4%		2.3%	3.6%

(1)	Reflects the occupancy of our Same Property Portfolio adjusted for spaces aggregating 90,074 square feet that were classified as under repositioning as of June 30, 2015.

Rexford Industrial Realty, Inc.

Funds From Operations (Unaudited and in thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2015	2014(1)	2015	2014(1)
Funds From Operations (FFO)
Net income	$196	$81	$277	$1,510
Add:
Depreciation and amortization, including amounts in discontinued operations	10,490	6,003	20,374	12,140
Depreciation and amortization from unconsolidated joint ventures	20	103	48	188
Deduct:
Gains on sale of real estate	-	-	-	2,125
FFO	$10,706	$6,187	$20,699	$11,713
Company share of FFO (2)(3)	$10,220	$5,508	$19,734	$10,433

FFO	$10,706	$6,187	$20,699	$11,713
Add:
Non-recurring legal fees	64	-	433	-
Acquisition expenses	847	652	1,080	985
Recurring FFO	$11,617	$6,839	$22,212	$12,698
Company share of Recurring FFO(2)	$11,089	$6,091	$21,175	$11,314

(1)

For comparability to current period presentation, Company Share of FFO and Recurring FFO for the three and six months ended June 30, 2014, has been adjusted to reflect the allocation of FFO to participating securities (nonvested restricted stock).

(2)

Based on the weighted average interest in our Operating Partnership of approximately 96.1% and 89.4% for the three months ended June 30, 2015 and 2014, respectively, and approximately 95.9% and 89.4% for the six months ended June 30, 2015 and 2014, respectively.

(3)

Company share of FFO excludes FFO allocated to participating securities of $76 and $24 for the three months ended June 30, 2015 and 2014, respectively, and $147 and $40 for the six months ended June 30, 2015 and 2014, respectively.